Exhibit No. 2.1
Form 10-SB
Kakkimon Acquisitions Corp.





                       AGREEMENT FOR THE PURCHASE OF STOCK

                                  by and among


                           KAKKIMON ACQUISITIONS CORP
                             a Delaware corporation

                                       and


                             ARROW LOGISTICS LIMITED
                                   an Ontario
                                   corporation














                                  March 7, 2002





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                                TABLE OF CONTENTS

ARTICLE I         REPRESENTATIONS, COVENANTS AND WARRANTIES
                  OF ARROW
                                                                      Page

Section 1.1       Organization                                          3
Section 1.2       Capitalization                                        3
Section 1.3       Subsidiaries                                          3
Section 1.4       Options and Warrants                                  3
Section 1.5       Binding Obligation; No Default                        4
Section 1.6       Compliance with Other Instruments, etc.               4
Section 1.7       Consents                                              5
Section 1.8       Books and Records                                     5
Section 1.9       Financial Statements                                  5
Section 1.10      No Undisclosed Liabilities                            5
Section 1.11      Absence of Certain Changes                            6
Section 1.12      Plant and Equipment                                   8
Section 1.13      Leases                                                8
Section 1.14      Tax Returns                                           8
Section 1.15      Transactions with Affiliates                          9
Section 1.16      Contracts and Commitments                             9
Section 1.17      Compliance with Contracts; Delivery of Certain
                   Contracts                                            10
Section 1.18      Insurance                                             11
Section 1.19      Labor Difficulties                                    11
Section 1.20      Litigation                                            12
Section 1.21      No Condemnation or Expropriation                      13
Section 1.22      Compliance with Law                                   13
Section 1.23      Environmental Compliance                              13
Section 1.24      Employee Benefits                                     15
Section 1.25      Absence of Questionable Payments                      16
Section 1.26      Personnel                                             17
Section 1.27      Real Property Holding Corporation                     17
Section 1.28      Accuracy of Information Furnished                     17
Section 1.29      Title to Patents and Trade Names                      17
Section 1.30      Real Properties                                       20
Section 1.31      Title and Related Matters                             20
Section 1.32      Title to the  ARR Stock                               21
Section 1.33      Securities Warranties                                 21
Section 1.34      ARR Schedules                                         23

ARTICLE II        REPRESENTATIONS, COVENANTS AND WARRANTIES OF KAK

Section 2.1       Organization                                          23
Section 2.2       Capitalization                                        23
Section 2.3       Subsidiaries                                          23
Section 2.4       Options and Warrants                                  24
Section 2.5       Binding Obligation; No Default                        24
Section 2.6       Compliance with Other Instruments, etc.               24
Section 2.7       Consents                                              24
Section 2.8       Books and Records                                     25
Section 2.9       Financial Statements                                  25
Section 2.10      No Undisclosed Liabilities                            25

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Section 2.11      Absence of Certain Changes                            26
Section 2.12      Plant and Equipment                                   28
Section 2.13      Leases                                                28
Section 2.14      Tax Returns                                           28
Section 2.15      Transactions with Affiliates                          29
Section 2.16      Contracts and Commitments                             29
Section 2.17      Compliance with Contracts; Delivery of Certain
                   Contracts                                            30
Section 2.18      Insurance                                             31
Section 2.19      Labor Difficulties                                    31
Section 2.20      Litigation                                            32
Section 2.21      No Condemnation or Expropriation                      33
Section 2.22      Compliance with Law                                   33
Section 2.23      Environmental Compliance                              33
Section 2.24      Employee Benefits                                     35
Section 2.25      Absence of Questionable Payments                      36
Section 2.26      Personnel                                             36
Section 2.27      Real Property Holding Corporation                     36
Section 2.28      Accuracy of Information Furnished                     37
Section 2.29      Title to Patents and Trade Names                      37
Section 2.30      Real Properties                                       39
Section 2.31      Title and Related Matters                             40
Section 2.32      Title to the  KAK Stock                               40
Section 2.33      Compliance With Exchange Act                          40
Section 2.34      Securities Warranties                                 41
Section 2.35      KAK Schedules                                         42

ARTICLE III       CLOSING

Section 3.1       Payment of Consideration                              42
Section 3.2       Closing                                               42
Section 3.3       Closing Events                                        42
Section 3.4       Termination                                           43

ARTICLE IV        SPECIAL COVENANTS

Section 4.1       Access to Properties and Records                      44
Section 4.2       Availability of Rule 144                              44
Section 4.3       Information for KAK Registration Statement and
                   Public Reports                                       44
Section 4.4       Special Covenants and Representations Regarding
                   the KAK Stock and the  ARR Stock                     44
Section 4.5       Third Party Consents                                  45
Section 4.6       Actions Prior to Closing                              45
Section 4.7       Indemnification                                       46
Section 4.8       Directors and Officers                                46
Section 4.9       Certain Agreements of KAK and KAK Principal
                   Stockholders                                         46
Section 4.10      Issuance of  KAK Stock                                47
Section 4.11      Registration Rights                                   47

ARTICLE V         CONDITIONS PRECEDENT TO OBLIGATIONS OF KAK

Section 5.1       Accuracy of Representations                           47

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Section 5.2       Officer's Certificate                                 47
Section 5.3       No Material Adverse Change                            47
Section 5.4       Other Items                                           47

ARTICLE VI        CONDITIONS PRECEDENT TO OBLIGATIONS OF ARR

Section 6.1       Accuracy of Representations                           48
Section 6.2       Officer's Certificate                                 48
Section 6.3       No Material Adverse Change                            48
Section 6.4       Other Items                                           48

ARTICLE VII       MISCELLANEOUS

Section 7.1       Brokers and Finders                                   48
Section 7.2       Choice of Law                                         49
Section 7.3       Notices                                               49
Section 7.4       Attorneys' Fees                                       50
Section 7.5       Confidentiality                                       50
Section 7.6       Schedules; Knowledge                                  50
Section 7.7       Third Party Beneficiaries                             50
Section 7.8       Entire Agreement                                      50
Section 7.9       Survival; Termination                                 50
Section 7.10      Counterparts                                          50
Section 7.11      Amendment or Waiver                                   51
Section 7.12      Incorporation of Recitals                             51
Section 7.13      Expenses                                              51
Section 7.14      Headings; Context                                     51
Section 7.15      Benefit                                               51
Section 7.16      Public Announcements                                  51
Section 7.17      Severability                                          51
Section 7.18      Failure of Conditions; Termination                    51
Section 7.19      No Strict Construction                                52
Section 7.20      Execution Knowing and Voluntary                       52




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                       AGREEMENT FOR THE PURCHASE OF STOCK


THIS AGREEMENT FOR THE PURCHASE OF STOCK (the "Agreement"), is entered into as of March 7, 2002, by and among KAKKIMON ACQUISITIONS CORP ("KAK") incorporated in the State of Delaware and ARROW LOGISTICS LIMITED (ARR") incorporated in the Province of Ontario.

                                    Premises

     WHEREAS, Milton Klyman is the sole record and beneficial owner of 100% of the shares of the issued and outstanding capital stock heretofore issued by ARR; and

     WHEREAS, this Agreement provides for the transfer and delivery by ARR to KAK of an aggregate of 100 percent of the issued and outstanding stock in ARR (the " ARR Stock") on the Closing Date (defined below), in consideration of the issuance and delivery by KAK of an aggregate of 40,000,000 shares (the " KAK Stock") of common stock, par value $ 0.0001 (the "KAK Common Stock") of KAK to the ARR Stockholder, pursuant to the terms and conditions of this Agreement; and

     WHEREAS, the parties intend and believe that it is in their best interests to enter into this Agreement and the other agreements contemplated herein;

                                    Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

                                  ARTICLE I
               REPRESENTATIONS, COVENANTS AND WARRANTIES OF ARR

As an inducement to, and to obtain the reliance of KAK, ARR and all ARR Stockholder represents and warrants, as follows:

Section 1.1 Organization. ARR is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where the failure to so qualify would not have a Material Adverse Effect (as hereinafter defined) upon the assets, business, properties or operations of ARR. Included in the ARR Schedules (as hereinafter defined) as Schedule 1.1 are complete and correct copies of the certificate of incorporation and bylaws of ARR as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of (a) the certificate of incorporation or bylaws of ARR, or (b) any resolution adopted by the ARR board of directors or the ARR Stockholders. Each of the ARR Parties has taken all action required by law, ARR's certificate of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement. Each of the ARR Parties has the full power, authority and legal right and have taken all actions required by law,

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ARR's certificate of  incorporation,  bylaws or otherwise to execute and deliver this Agreement and consummate the transactions herein contemplated.

Section 1.2 Capitalization. The authorized capitalization of ARR consists of _____ shares of common stock, par value $1.00 per share (the "ARR Common Stock"). As of the Closing Date (defined below), there are _____ shares of ARR Common Stock issued and outstanding. ARR Stockholders are, and will be on the Closing Date, the record and beneficial owners and holders of all of the outstanding equity securities and other securities of ARR, free and clear of all Encumbrances (as hereinafter defined). All issued and outstanding shares of ARR Common Stock have been duly authorized, validly issued and are fully paid and non assessable, and none of such shares of ARR Common Stock were issued in violation of the preemptive or other rights of any person or the provisions of any applicable law, rule or regulation.

Section 1.3 Subsidiaries. ARR does not have any subsidiaries and does not own, beneficially or of record, directly or indirectly, any equity securities or other securities issued by any other person, or any direct or indirect equity or ownership interest in any other business.

Section 1.4 Options and Warrants. Schedule 1.4 attached hereto is a true, complete and correct list of all of the ARR Stockholders and the number of shares of ARR Common Stock registered in the name of each respective ARR Stockholder. There are no: (a) outstanding securities convertible into or exchangeable for any of ARR's capital stock; (b) outstanding options, warrants, calls or other rights, including rights to demand registration or to sell in connection with any registration by ARR under the Securities Act of 1933, as amended (the "Securities Act"), to purchase or subscribe to capital stock of ARR or securities convertible into or exchangeable for capital stock of ARR; or (c) contracts, agreements, arrangements, commitments, plans or understandings (each, a "Contract") relating to the issuance, sale or transfer of any equity or other security of ARR, other than this Agreement. None of each such ARR Parties is a party to any voting trust agreement or other Contract restricting or otherwise relating to voting or dividend rights with respect to the ARR Common Stock.

Section 1.5 Binding Obligation; No Default. Each of the respective ARR Parties has duly taken all action necessary to authorize the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby. Such execution, delivery and performance does not and will not (a) contravene, conflict with, or result in a violation of, or give any person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any law, rule, regulation, judgment, order, injunction, decree or ruling of any court, tribunal, arbitrator or governmental authority, domestic or foreign to which any of the respective ARR Parties, or any of the assets owned or used by ARR, may be subject; (b) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any person the right to revoke, withdraw, suspend, cancel, terminate, or modify, any license, permit or other authorization that is held by ARR or that otherwise relates to the business of, or any of the assets owned or used by, ARR; or (c) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which ARR is a party. This Agreement constitutes the legal, valid and binding obligation of each of the respective ARR Parties, enforceable against each of the respective ARR Parties in accordance with its terms.

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Section 1.6 Compliance with Other  Instruments,  etc.  Neither the execution and delivery of this Agreement by any of the respective ARR Parties nor compliance by any of the respective ARR Parties with the terms and conditions of this Agreement will: (a) require any of the respective ARR Parties to obtain the consent of any governmental agency or any other person; (b) constitute a material default under any indenture, mortgage or deed of trust to which any of the respective ARR Parties is a party or by which any of the respective ARR Parties, or their respective properties may be subject; or (c) cause the creation or imposition of any Encumbrance (as such term is defined hereinafter) on any of the assets of the respective ARR Parties.

Section 1.7 Consents. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party is required to be made or obtained by any of the respective ARR Parties in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 1.8 Books and Records. The books of account and other financial records of ARR are complete and correct in all material aspects. The minute books of ARR, as previously made available to KAK and its legal counsel, contain records of all material meetings and accurately reflect all other material corporate action of the stockholders, directors and any committees of the Board of Directors of ARR.

Section 1.9 Financial Statements. ARR shall deliver true, complete and correct copies of the ARR Financial Statements (defined below) to KAK in connection with the Escrow Agreement, of even date herewith, attached as Schedule 4.9 hereto (the "Escrow Agreement"). Schedule 1.9, which is to be delivered at Closing, will be true, complete and correct copies of ARR's unaudited financial statements, including ARR's unaudited consolidated balance sheet as of February 28, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows from inception through the period ended February 28, 2002 (the "ARR Financial Statements"). The ARR Financial Statements shall fairly present the financial position of ARR at February 28, 2002, and the consolidated results of the operations and the changes in stockholders' equity and cash flows for ARR for the periods covered by the ARR Financial Statements and have been prepared in accordance with GAAP consistently applied with prior periods.

Section 1.10 No Undisclosed Liabilities. ARR does not have any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not adequately reflected or reserved against on the ARR Financial Statements, except for liabilities and obligations incurred since February 28, 2002, in the ordinary course of ARR's business and consistent with past practice and which, in any event, in the aggregate, would not have a Material Adverse Effect (as defined hereinafter).

Section 1.11 Absence of Certain Changes. Except as set forth in the ARR Financial Statements to be delivered by ARR in connection with the Escrow Agreement, since February 28, 2002,, ARR shall not have:

     (a) Suffered any material adverse change in its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), or reserves, and no event has occurred and no action has been taken by ARR or, to the knowledge of ARR, any other person, nor, to the best of ARR's knowledge, is any such event or action contemplated or threatened, which might reasonably be expected to have a material adverse effect on the assets, operations or condition (financial or otherwise) of ARR's business ("Material Adverse

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Effect"),  except  that no  representation  or  warranty  is made as to  general economic conditions or matters affecting ARR's industry generally;

     (b) Suffered any material adverse change in its business, operations or prospects;

     (c) Experienced any shortage of raw materials or supplies;

     (d) Incurred any short-term or long-term liabilities or obligations (absolute, accrued, contingent or otherwise) except items incurred in the ordinary course of business and consistent with past practice, none of such short-term or long-term liabilities or obligations exceeds $10,000 individually, or $25,000 in the aggregate, (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased or changed any assumptions underlying or method of calculating any bad debt, contingency or other reserves;

     (e) Paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the ARR Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the ARR Financial Statements;

     (f) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

     (g) Written down the value of any inventory in excess of $10,000 (including write-downs by reason of shrinkage or markdown) or written down or written off as uncollectible any notes or accounts receivable in excess of $10,000;

     (h) Canceled any debts or waived any claims or rights in excess of $10,000;

     (i) Sold, transferred or otherwise disposed of any of its properties or assets in excess of $10,000 (real, personal or mixed, tangible or intangible);

     (j) Disposed of or permitted to lapse any rights to the use of any Patent or Trade Name (as defined hereinafter) necessary to permit ARR to conduct its business or develop its products, or disposed of or disclosed to any person, other than representatives of KAK, any Proprietary Information or Technical Information (as defined hereinafter) not theretofore a matter of public knowledge necessary to permit ARR to conduct its business or develop its products;

     (k) Granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) other than in the ordinary course of business and consistent with past practice, or any increase in the compensation (including, without limitation, salary and bonus) payable or to become payable to any officer or key employee;

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     (l) Made any single capital  expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $10,000 for additions to property, plant, equipment or intangible capital assets;

     (m) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of ARR;

     (n) Made any change in any method of accounting or accounting practice;

     (o) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any "Affiliate" or "Associate" of ARR as such terms are defined in Rule 405 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act, or any officer, director or stockholder of ARR (collectively, "Affiliates" or individually, an "Affiliate");

     (p) Made any gifts, or sold, transferred or exchanged any property of any material value for less than the fair value thereof;

     (q) Suffered any material casualty loss or damage (whether or not covered by insurance); or

     (r) Agreed, whether in writing or otherwise, to take any action described in this Section 1.11.

Section 1.12 Plant and Equipment. ARR does not own, lease or use any plants, buildings, fixtures, structures and equipment.

Section 1.13 Leases. Schedule 1.13 hereto is an accurate and complete list of all leases pursuant to which ARR leases real property or any material item of personal property. A true and correct copy of each such lease has been delivered to KAK, and no changes have been made thereto since the date of delivery. Except as set forth in Schedule 1.13 hereto, each such lease is valid and in full force and effect, there are no existing material defaults by ARR thereunder, and, to the knowledge of the ARR Parties, no event has occurred which (with notice, lapse of time or both) would constitute a default thereunder by any party to such leases. Except as set forth on Schedule 1.13 hereto, ARR is presently in compliance in all material respects with all laws, rules, regulations and ordinances relating to zoning and land use restrictions which are applicable to any portion of the land subject to the real property leases set forth in
Schedule 1.13 hereto. Except as set forth on Schedule 1.13 hereto, no consent is required from the lessor under any lease of real or personal property listed on
Schedule 1.13 prior to the consummation of the transactions contemplated hereby.

Section 1.14 Tax Returns. Schedule 1.14 hereto consists of a complete list of all of ARR's Tax Returns and Statements (as defined herein) filed at any time during the three years preceding the date of this Agreement. Except as set forth in ARR's Tax Returns and Statements, ARR has: (a) filed or has caused to be filed all federal, state and local and all material foreign, territorial, franchise, income, sales, gross receipts and all other tax returns and statements required to be filed by ARR or on its behalf and which were due prior to the date of this Agreement (the "Tax Returns and Statements"); (b) paid

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within  the time and in the  manner  prescribed  by law all  Taxes  (as  defined below), due for all periods ending on or prior to the date of this Agreement, except with respect to Taxes which are immaterial in amount and the failure to so pay or file would not result in material penalties and would not have a Material Adverse Effect; and (c) established adequate reserves for the payment of all unpaid Taxes as of the date of the ARR Financial Statements. The Tax Returns and Statements are true, complete and accurate, in all material respects. No tax assessment or deficiency has been made against ARR nor has any notice been given of any actual or proposed assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside. Except as set forth in such Tax Returns and Statements, the Tax Returns and Statements are not presently, nor have they since ARR's inception been, the subject of any audit or other administrative or court proceeding by any federal, territorial, state, local or foreign governmental agency. ARR has not received any notice that any of the Tax Returns and Statements is now being or will be examined or audited, and no consents extending any applicable statute of limitations have been filed.

For purposes of this Agreement, "Taxes" shall mean any and all taxes, payroll and employment related taxes, levies, assessments, charges or other fees, together with any interest, penalties or other additions, imposed by any governmental authority upon ARR or KAK, as the case may be.

Section 1.15 Transactions with Affiliates. No Affiliate of ARR has any interest, directly or indirectly, in any Contract to which ARR is a party, or any interest in any competitor supplier or customer of ARR. Except as set forth item by item on Schedule 1.15 hereto, ARR is not indebted, directly or indirectly, to any Affiliate of ARR, for any liability or obligation, whether arising by reason of stock ownership, contract, oral or written agreement or otherwise. Except as disclosed on Schedule 1.15, no Affiliate is indebted, directly or indirectly, to ARR. Schedule 1.15 is a complete and accurate list of all employees of ARR owing more than $5,000 in principal (provided that the aggregate principal amount owed by employees to ARR not set forth on Schedule 1.15 shall not exceed $25,000) plus accrued interest, to ARR, other than travel or other employee advances (not exceeding $1,000 to any one person) in the ordinary course of business, setting forth the amounts owed, the applicable interest rates, a description of the security and the maturity dates of all such debts.

No Affiliate:(a) is a party to any Contract with ARR pursuant to which it directly provides material services to ARR; or (b) is a party to any Contract with a third party, to which ARR is not a party, but under which ARR receives any material amount of goods or services from said third party. Except as set forth on Schedule 1.15 hereto, all goods and services provided to ARR by any of its Affiliates and all goods and services provided to any of its Affiliates by ARR, at any time since ARR's inception have been charged to the recipient at a price that would have been acceptable to an unrelated third party receiving such goods and services in an arm's length transaction with the provider.

Section 1.16 Contracts and Commitments. Except as set forth on Schedule 1.16:

     (a) ARR has not entered into any Contracts which, individually or in the aggregate, are material to its business, operations or prospects, or which require the making of any charitable contribution;

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     (b) No purchase  contracts or  commitments  of ARR continue for a period of more than 30 days or are in excess of the normal, ordinary and usual requirements of its business or, to the knowledge of the ARR Parties, at any excessive price;

     (c) ARR has not entered into any Contracts pursuant to which ARR is, as of the date hereof, required to obtain or maintain, on behalf of itself or any of its directors, officers or employees, any facility or personnel security clearances from the U.S. Department of Defense or any other agency of the U.S. Government or any other comparable agency of any other government;

     (d) There are no outstanding sales contracts, purchase orders, commitments or proposals of ARR which continue for a period of more than 30 days or will likely result in any loss to ARR upon completion or performance thereof;

     (e) ARR has not entered into any outstanding Contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives or suppliers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium, or any agreement or arrangements providing for the payment of any bonus or commission based on sales or earnings;

     (f) ARR has not entered into any outstanding employment Contract that contains any severance or termination pay liabilities or obligations;

     (g) ARR is not a party to any collective bargaining agreement or other Contract or agreement with any labor organization;

     (h) ARR is not restricted by agreement from carrying on its business anywhere in the world;

     (i) ARR has not incurred any outstanding debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others other than as reflected on the ARR Financial Statements;

     (j) ARR is not a party to any Contract, subcontract or agreement with the U.S. Government or any agency or instrumentality thereof, or with any foreign, territorial or state government or any agency or instrumentality thereof; and

     (k) ARR has not entered into any outstanding loan with or to any person other than (i) as reflected on the ARR Financial Statements and (ii) for amounts not more than $5,000 to any individual and $25,000 in the aggregate.

Section 1.17 Compliance with Contracts; Delivery of Certain Contracts. ARR is not in default under any material Contract, commitment, obligation or agreement, including, without limitation, those listed in Schedules 1.13, 1.16 and 1.30 hereto, except for those which would not have a Material Adverse Effect, and no act or omission by ARR has occurred which, with notice or lapse of time or both, would constitute such a default under any term or provision of any such Contract or agreement. Each of the agreements referred to in Schedules 1.13, 1.16 and
1.30 hereto is valid and in full force and effect. To the knowledge of the ARR Parties, no party is in default under any agreement referred to in Schedules 1.13, 1.16 and 1.30 hereto, and, no act or omission has occurred by any party which, with notice or lapse of time or both, would constitute such a default under any term or provision thereof. ARR previously delivered to KAK a true and correct copy of each Contract listed on Schedules 1.13, 1.16 and 1.30 hereto, including all amendments and modifications thereof.

Section 1.18 Insurance. Schedule 1.18 contains an accurate and true description of all existing policies of fire, liability, worker's compensation and all other forms of insurance owned or held by, or covering the business, properties or assets of, ARR. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received by ARR with respect to any such policy. Such policies will remain in full force and effect through the respective dates set forth on Schedule 1.18 without additional premiums being paid or properly accrued as an additional liability.
Schedule 1.18 also: (a) describes all products liability claims made since ARR's inception, and all other claims (except medical and dental) pending or made since ARR's inception under such insurance policies; and (b) identifies all types of insurable risks which ARR and its Board of Directors has designated as being self insured. To the knowledge of the ARR Parties, except as set forth in
Schedule 1.18, ARR has not been turned down at any time since the inception of ARR for any insurance with respect to its assets or operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three (3) years.

Section 1.19      Labor Difficulties.

     (a) No employee of ARR is in violation of, or has threatened any violation of, any material term of any employment contract or any other Contract relating to the relationship of such employee with ARR or any other party, including any employee handbook and/or personnel policy manual of ARR except for violations which would not, individually or in the aggregate, have a Material Adverse Effect;

     (b) ARR has complied in all material respects with each and every term, provision, section and part of any written employment Contract, including any employee handbook and/or personnel policy manual, that ARR has or has had with any individual who has performed work for ARR;

     (c) There is no unfair labor practice charge or similar charge, complaint, allegation or other process or claim pending or, to the knowledge of the ARR Parties, threatened against ARR before the National Labor Relations Board (the "NLRB") or any other foreign, federal, territorial, state or local governmental agency or other entity;

     (d) There is no labor dispute, strike, slowdown, work stoppage or other job action pending or, to the knowledge of the ARR Parties, threatened against or otherwise affecting ARR;

     (e) No petition for election or similar charge, complaint, allegation or other process or claim is pending or, to the knowledge of the ARR Parties, threatened against ARR before the NLRB, any region of the NLRB, or any other foreign, federal, territorial, state or local governmental agency or other entity, and no organizing campaign or other effort is underway or, to the knowledge of the ARR Parties, threatened by any labor organization to organize any employees of ARR;

     (f) ARR has not experienced any labor dispute, strike, slowdown, work stoppage, or other job action since its inception; and

     (g) There is not pending or, to the knowledge of the ARR Parties, threatened against ARR any complaint, charge, allegation or other process or claim whatsoever, other than those which would not, individually or in the aggregate, have a Material Adverse Effect: (i) alleging any violation of the Occupational Safety and Health Act or any other foreign, federal, territorial, state or local law governing health and/or safety in the workplace; (ii) seeking compensation, benefits and/or penalties pursuant to any Workers' Compensation Act or similar law (including the laws of any foreign country having jurisdiction over ARR); (iii) seeking any compensation or benefits pursuant to any Unemployment Insurance Act or similar law (including the laws of any foreign country having jurisdiction over ARR); (iv) alleging any violation of the Immigration Reform and Control Act of 1986 or any similar law (including the laws of any foreign country having jurisdiction over ARR); (v) alleging any violation of the Fair Labor Standards Act or any other foreign, federal, territorial, state or local law governing wage and/or hour issues; (vi) alleging any violation of any foreign, federal, territorial, state or local child labor law; and/or (vii) alleging any other foreign, federal, territorial, state or local law relating to or governing employment or labor matters.

Section 1.20      Litigation.

     (a) There is no pending or, to the knowledge of the ARR Parties, threatened complaint, charge, claim, action, suit or arbitration proceeding before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal or any investigation or inquiry before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency against, relating to or affecting: (i) ARR or any director, officer, agent or employee thereof in his or her capacity as such; (ii) the assets, properties or business of ARR; or (iii) the transactions contemplated by this Agreement, nor, to the knowledge of the ARR Parties, is there any basis for any such complaint, charge, claim, action, suit, arbitration proceeding, investigation or inquiry which could have an adverse effect on the assets, property, business or prospects of ARR;

     (b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting ARR or, to the knowledge of the ARR Parties, any officer, director, employee or agent thereof from conducting or engaging in any aspect of the business of ARR, or requiring ARR or, to the knowledge of the ARR Parties, any officer, director, employee or agent thereof to take certain action with respect to any aspect of the business of ARR which could reasonably be anticipated to have a Material Adverse Effect; and

     (c) ARR is not in violation of or default under any applicable order, judgment, writ, injunction or decree of any federal, territorial, state, municipal, foreign or other court or regulatory authority.

Section 1.21 No Condemnation or Expropriation. Neither the whole nor any portion of the leaseholds or any other assets of ARR is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the ARR Parties, has any such condemnation, expropriation or taking been proposed.

Section 1.22 Compliance with Law. The operations of ARR have been conducted in accordance with all applicable laws, regulations and other requirements of all foreign and national governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof having jurisdiction over ARR, including, without limitation, all such laws, regulations, ordinances and requirements relating to environmental, antitrust, consumer protection, labor and employment, zoning and land use, currency exchange, immigration, health, occupational safety, pension, securities, defense procurement and trading with the enemy matters. ARR has not received any notification since its inception of any asserted present or past failure by ARR to comply with such laws, regulations, ordinances or requirements. ARR has all permits, authorizations and consents necessary for the operation of its business except for those which the failure to have would not, individually or in the aggregate, have a Material Adverse Effect.

Section 1.23      Environmental Compliance.

A. For purposes of this Section 1.23, the following terms shall have the meanings set forth below:

     (a) "Premises" means any property or facility ARR owns, operates or leases which relate to the business of ARR or which constitute any of the ARR Assets (as defined hereinafter);

     (b) "Hazardous Substance" means, at any time, any substance, material, chemical or waste the presence of which requires investigation or remediation under, or which is or becomes regulated by, any federal, state or local governmental authority due to its properties of being toxic, hazardous, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, or mutagenic, including, without limitation, any material, waste, chemical or substance which is: (i) defined as a "hazardous," "extremely hazardous" or "restricted hazardous" waste, material or substance under the laws of the governmental jurisdiction where the Premises are located and/or to which the Premises are subject; (ii) petroleum or a petroleum product, including, without limitation, gasoline and diesel fuel; (iii) asbestos or asbestos containing;
(iv) polychlorinated biphenyls; (v) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sec 1251 et seq. (33 U.S.C. Sec 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Sec 1317); (vi) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Sec 6901 et seq. (42 U.S.C. Sec 6903); or (vii) defined as a "hazardous substance" pursuant to
Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sec 9601 et seq. ("CERCLA") (42 U.S.C. Sec 9601);

     (c) "Hazardous Materials Law" means any foreign, national, territorial, state, province or local statute, ordinance, order, rule or regulation of any type, relating to pollution or the protection of worker safety, public safety, human health, natural resources, or the environment, including laws, statutes, ordinances, rules or regulations relating to the emission, discharge, release or threatened release, of pollutants, contaminants or Hazardous Substances into ambient air, surface water, ground water or land, or remediation or removal thereof, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or Hazardous Substances, including without limitation those statutes and regulations referred to in Subparagraph (b) above, the Occupational Health and Safety Act (29 U.S.C. Sec 651 et seq.); and

     (d) "Loss" means any and all of the following, whether the result of any action of any governmental agency or a third party liabilities; penalties; forfeitures; suits; losses; damages; expenses; debts; obligations; claims; fines or civil liability for violation of any Hazardous Materials Law; costs

(including the costs of investigation, defense, settlement and attorneys' and other professional fees whether or not litigation is instituted); or, costs and capital expenditures required for compliance with Hazardous Materials Law.

B. Except as disclosed in Schedule 1.23 hereto:

     (a) ARR has obtained, and is in full compliance with, all material permits, licenses or other authorizations which are required under any Hazardous Materials Law for the operations of the business of ARR;

     (b) None of the ARR Parties is aware of any material past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with, or prevent continued compliance by ARR with, any Hazardous Materials Law, or which may give rise to Loss to ARR based on or related to any Hazardous Materials Law;

     (c) ARR has not entered into any agreement with any governmental authority or agency, or with any private entity, including, but not limited to, any prior owners of Premises, relating in any way to violation of any Hazardous Materials Law, or to the presence, release, threat of release, disposal, placement on, under or about any Premises of Hazardous Substances;

     (d) ARR has not discovered or caused, and to the knowledge of the ARR Parties, no other person has discovered or caused, any discharge, emission, disposal or release of Hazardous Substances on the Premises, on property formerly owned, operated or leased by ARR or on the property of any third party;

     (e) ARR has not discovered, and to the knowledge of the ARR Parties, no other person has discovered, any occurrence or condition on the Premises or on any real property in the vicinity of the Premises, which could cause the Premises to be subject to any restrictions on the ownership, occupancy, transferability or use under any Hazardous Materials Law;

     (f) ARR has not manufactured, stored or disposed of Hazardous Substances at
any  location,   including,  without  limitation,  any  disposal  which  was  in compliance with any Hazardous Materials Law;

     (g) ARR does not use or maintain any underground storage tanks or surface impoundments on the Premises and, to the knowledge of the ARR Parties, no underground storage tanks or surface impoundments are now, or ever have been, located on the Premises; and

     (h) ARR has not received notice of any lien in favor of any governmental authority for: (i) any liability under any Hazardous Materials Law; or (ii) damages arising from or costs incurred by such governmental authority in response to a release of Hazardous Substances into the environment, nor has any such lien ever been filed or attached to the Premises.

Section 1.24      Employee Benefits.

Except  for the  plans,  agreements,  arrangements  and  practices  set forth in
Schedule 1.24 hereto (collectively, the "Employment Plans"):

     (a) Neither ARR nor, to the knowledge of the ARR Parties, any Affiliate of ARR maintains or contributes to, or is obligated or required to contribute to, any bonus, deferred compensation, severance or termination pay, pension, profit sharing, stock purchase, stock grant, stock option, group life insurance, health care, hospitalization insurance, disability, retirement or any other employee benefit or fringe benefit plan, agreement, arrangement or practice, whether formal or informal and whether legally binding or not, which covers employees of ARR. Neither ARR nor, to the knowledge of the ARR Parties, any Affiliate has any commitment, whether formal or informal and whether legally binding or not, to create or contribute to any additional such plan.

     (b) Each Employment Plan, including each Employment Plan which is an "employee pension benefit plan," as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Pension Plans"), or an "employee welfare benefit plan," as such term is defined in Section 3(l) of ERISA (the "Welfare Plans"), in all respects conforms to, and is and has been operated in compliance with, applicable law, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code").

     (c) Neither ARR nor, to the knowledge of the ARR Parties, any Affiliate, any of the Pension Plans, any of the Welfare Plans, any trust created thereunder, or any trustee or administrator thereof, has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) which might subject ARR to any material liability or civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

     (d) Full payment has been duly made or reserved for by ARR of all amounts that ARR or any Affiliate is required under the terms of all Employment Plans to pay as contributions to such Employment Plans, with respect to employees of ARR covered by such Plans, on or prior to the Closing Date.

     (e) None of the Pension Plans is a "multi employer plan," as such term is defined in Section 3(37) of ERISA.

     (f) Neither ARR, nor, to the knowledge of the ARR Parties, any Affiliate, any administrator or fiduciary of any Pension Plan or Welfare Plan has engaged in any transaction or acted or failed to act in a manner which could subject ARR to any liability for a breach of fiduciary duty under ERISA.

     (g) Neither ARR nor any Employment Plan is obligated to make payment of post retirement life, accidental death, medical or disability insurance benefits of any type, excluding for this purpose the provision of any such benefits as a result of an individuals exercise of his or her conversion rights under the Consolidated Omnibus Budget Reconciliation Act of 1986, to, or with respect to, any former employee of ARR.

     (h) True and complete copies of each of the following documents have been delivered to KAK: (i) each Welfare Plan and each Pension Plan, related trust agreements, annuity contracts, or other funding instruments; (ii) each Employment Plan and complete descriptions of any such plans that are not in writing; (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan; (iv) Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Welfare Plan and each Pension Plan for the two most recent plan years; and (v) actuarial reports, consisting of the Schedule B and attachments to the Form 5500 Series prepared for the last two plan years for each Pension Plan.

Section 1.25 Absence of Questionable Payments. Neither ARR nor, to the knowledge of the ARR Parties, any of its directors, officers, agents, employees or other persons acting on ARR's behalf or for ARR's benefit has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds for such purpose under any foreign, national, territorial, state, province or local statute, ordinance, order, rule or regulation of any type. Neither ARR nor, to the knowledge of the ARR Parties, any of its directors, officers, agents, employees or other persons acting on its behalf or for its benefit has accepted or received any unlawful contributions, payments, gifts or expenditures under any foreign, national, territorial, state, province or local statute, ordinance, order, rule or regulation of any type.

Section 1.26 Personnel. ARR has delivered to KAK a true and complete list of the wage rates for all non salaried and salaried employees of ARR by classification.

Section 1.27 Real Property Holding Corporation. ARR is not a U.S. Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

Section 1.28 Accuracy of Information Furnished. No representation or warranty by any of the ARR Parties contained in this Agreement or in respect of the exhibits, schedules or documents delivered to KAK by ARR and expressly referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of the ARR Parties pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, and as of the Closing Date, any untrue statement of a material fact, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. True and correct copies of each agreement and other document referred to in the schedules hereto have been furnished by the ARR Parties to KAK.

Section 1.29 Intellectual Property and Technology Licenses. ARR neither owns nor licenses any Patents, Trade Names and Copyrights, and ARR is not a party to any Technology Licenses. ARR has not, nor to the knowledge of ARR, has it been alleged to have, infringed upon any Patent, Trade Name, or Copyright or misappropriated or misused any Proprietary Information or Technical Information of any other party entitled to legal protection. ARR has never asserted any claim of infringement, misappropriation or misuse of any Patent, Trade Name, Copyright or Proprietary Information or Technical Information necessary to permit ARR to conduct its business and develop its products or services.

The following terms as used in this Agreement shall have the meanings set forth below:

"Copyrights" shall mean all registered copyrights of or applications therefor by ARR or KAK, as the case may be, or relate to the Technology Licenses described in the ARR or KAK Schedules, as the case may be, for registration of copyrights, including the registration number, country and filing and expiration date of each such copyright.

"Intellectual Property" shall mean all Patents, Copyrights and Trade Names.

"Patents" shall mean the patents, patents pending, industrial designs, utility models and applications for patent that are identified in the ARR or KAK Schedules, or relate to the Technology Licenses described in the ARR or KAK
Schedules, or which relate to any products (or any component thereof) or services related to the business of ARR or KAK, as the case may be, and its method of use or manufacture and any patents issued thereon and any continuations or reissues thereof, including any continuation-in-part or divisional patent application thereof and all foreign counterparts and extensions thereof, including for each such Patent, the serial or patent number, country, filing and expiration date and title.

"Proprietary Information" shall mean all of the information regarding any products or services related to the business of ARR or KAK, as the case may be, including the Intellectual Property described in the ARR or KAK Schedules, or relate to the Technology Licenses described in the ARR or KAK Schedules, as the case may be, which constitute reliable trade secrets or proprietary business information, including, without limitation, such information as encompassed in all drawings, designs, formulas, devices, compilations, computer programs and software devices, plans, manuals, proposals, financial information, costs, pricing information, marketing or sales plans, accounting, customer lists or any other trade secrets or proprietary information whether now existing or hereinafter developed whether it gives the disclosing party any comparative advantage over those who do not know or use it, or whether it is patentable or subject to copyright or trademark protection.

"Technical Information" shall mean all information, knowledge, engineering and technical data, manufacturing data, raw data, developments, projections, proprietary data, manufacturing drawings, product specifications, manufacturing and assembly techniques, production descriptions, skills, methods, trade secrets, processes, procedures and know how and other information or improvements thereto in existence on the date hereof or thereafter developed, including, but not limited to all information contained in all Intellectual Property described in the ARR or KAK Schedules, or relate to the Technology Licenses described in the ARR or KAK Schedules, as the case may be, or that is pertinent to the development, testing, registration, assembly, manufacture, use or sale of any products or services related to the business of ARR or KAK, as the case may be.

"Trade Names" shall mean all registered trademarks and service marks of ARR or KAK, as the case may be, or relate to the Technology Licenses described in the ARR or KAK Schedules, as the case may be, to register trademarks and service marks, including, for each such trademark and service mark, the registration or application number, country, filing and expiration date, mark and class and all unregistered trademarks and service marks used by ARR or KAK, or relate to the Technology Licenses described in the ARR or KAK Schedules, as the case may be.

Section 1.30 Real Properties. Schedule 1.30 hereto is an accurate and complete list of all real property owned by ARR, together with a description of every Encumbrance in such real property. Except as set forth on Schedule 1.30 hereto, ARR is presently in compliance in all material respects with all laws, rules, regulations and ordinances relating to zoning and land use restrictions which are applicable to any portion of the land subject to the real property listed in
Schedule 1.30 hereto. Except as set forth on Schedule 1.30 hereto, no consent is required from the lessor under any lease of real property listed on Schedule
1.30 prior to the consummation of the transactions contemplated hereby.

Section 1.31 Title and Related Matters. ARR has good and marketable title to and is the sole and exclusive owner of all of the properties and assets, inventory, interests in properties and assets, real and personal, including the Intellectual Property which are reflected in the most recent ARR balance sheet and the ARR Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business)(collectively, "ARR Assets"), free and clear of all Encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the ARR Schedules. Except as set forth in the ARR Schedules, ARR owns free and clear of any Encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying Proprietary Information and Technical Information, and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with ARR's business. Except as set forth in the ARR Schedules, no third party has any right to, and ARR has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, service, or Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the business, operations or financial condition of ARR or any material portion of its properties, assets or rights.

For purposes of this Agreement, the term "Encumbrance" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other) or preference, equity, option, charge, limitation on voting rights, right to receive dividends, dissenters' or appraisal rights, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

Section 1.32 Title to the ARR Stock. Upon transfer and delivery to KAK of the certificates for the ARR Stock described in Section 3.1 of this Agreement, each of ARR Parties hereby represents and warrants that KAK shall receive good and marketable title to the ARR Stock, all of such ARR Stock shall be received by KAK as validly issued, fully paid and nonassessable, free and clear of all
Encumbrances (other than any restrictions generally imposed by federal, corporate or territorial securities laws or as otherwise provided for in this Agreement).

Section 1.33 Securities Warranties. With respect to the securities of KAK to be issued and delivered by KAK to the ARR Stockholders pursuant to Section 3.1 hereof, each of the ARR Stockholders represents and warrants to KAK that:

     (a) The KAK Stock is being acquired for the account of ARR Stockholders and not with a view to sale in connection with any distribution of the KAK Stock;

     (b) Each of ARR Stockholders is acquiring the KAK Stock hereunder without having received any form of general solicitation or general advertising;

     (c) Each of ARR Stockholders or his representative, if any, have been provided with, or given reasonable access to, full and fair disclosure of all material information concerning KAK;

     (d) Each of ARR Stockholders has a preexisting personal or business relationship with KAK or certain of its officers, directors or controlling persons, or by reason of its business or financial experience, each of ARR Stockholders could reasonably be assumed to have the capacity to represent his own interests in connection with this Agreement;

     (e) Each of ARR Stockholders understands and hereby acknowledges that the KAK Stock will be issued pursuant only to those restrictions imposed by and exemptions available pursuant to applicable federal and state laws and that the certificates to be issued in respect of the KAK Stock may bear a legend in a form satisfactory to counsel for KAK; in part, KAK's reliance upon such exemptions is based on the representations and warranties made by ARR in this
Section 1.33;

     (f) Each of ARR Stockholders agrees that the certificates to be issued in respect of the KAK Stock shall bear a legend in a form satisfactory to counsel for KAK reflecting the status of the KAK Stock as restricted securities under Rule 144(a)(3) promulgated under the Securities Act and acknowledges that the transfer agent or registrar for KAK may be instructed to restrict the transfer of the KAK Stock in accordance with such legend and any other restrictions provided in this Agreement;

     (g) Each of ARR Stockholders hereby agrees that he will not sell, transfer, hypothecate, pledge, assign or otherwise dispose of any of the KAK Stock, except pursuant to the terms of this Agreement and to a registration statement filed under the provisions of the Securities Act, a favorable no-action or interpretive letter received from the Commission or an opinion of counsel satisfactory to KAK that such sale, transfer, hypothecation, pledge, assignment or other disposition will not violate the registration requirements of the Securities Act, and does not in any way violate the terms of this Agreement;

     (h) Each of ARR Stockholders hereby acknowledges that: (i) the shares of KAK Stock referred to herein are being acquired after adequate investigation of the business plan and prospects of KAK; (ii) that none of ARR Stockholders is relying upon the accuracy of any predictions as to the future prospects or developments of KAK or its business and is well informed as to the business of KAK and has reviewed its operations and financial statements; (iii) each of ARR Stockholders or his professional advisors have discussed the financial condition and business operations of KAK with the officers, directors and principal stockholders of KAK and has been afforded the opportunity to ask questions with respect thereto; and (iv) each of ARR Stockholders specifically acknowledges that the shares of KAK Stock are speculative and involve a very high degree of risk and that there can be no assurance that KAK will achieve its business objectives or, in particular, that it will ever have cash available for distribution to its stockholders;

     (i) Upon transfer and delivery to KAK of the certificates for the ARR Stock described in Section 3.1 of this Agreement, each of ARR Stockholders hereby represents and warrants that KAK shall receive good and marketable title to the ARR Stock, all of such ARR Stock shall be received by KAK as validly issued, fully paid and nonassessable, free and clear of all Encumbrances (other than any restrictions generally imposed by federal, corporate or territorial securities laws or as otherwise provided for in this Agreement); and

     (j) Each of the ARR Stockholders expressly consents to the transactions contemplated by this Agreement, and expressly waives any and all dissenters' or appraisal rights in connection with the transfer and delivery of the ARR Stock to KAK.

     (k) Each certificate evidencing the shares of KAK Stock, which shall be delivered to the Escrow Holder pursuant to the terms and conditions of the Escrow Agreement, shall be issued in the name of each of the respective ARR Stockholders and each such certificate shall have attached thereto a stock power duly signed in blank by each of the respective ARR Stockholders and with signature medallion guaranteed by a member of the New York Stock Exchange, Inc. or by a bank or trust company.

Section 1.34 ARR Schedules. Each of the ARR Parties shall cause the ARR Schedules and the instruments and data delivered to KAK hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

                                   ARTICLE II
                    REPRESENTATIONS, COVENANTS AND WARRANTIES
                                     OF KAK

As an inducement to, and to obtain the reliance of the ARR Parties, KAK represents and warrants, as follows:

Section 2.1  Organization.  Each of KAK and the subsidiaries of KAK described in
Section 2.3 hereof (collectively, "KAK") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where the failure to so qualify would not have a Material Adverse Effect (as hereinafter defined) upon the assets, business, properties or operations of KAK Group. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of (a) the articles of incorporation or bylaws of KAK, or (b) any resolution adopted by the board of directors or the stockholders of KAK. KAK has the full power, authority and legal right, and, subject to approval by the stockholders of KAK of the transactions contemplated by this Agreement, has taken all actions required by law, its articles of incorporation, bylaws or otherwise to execute and deliver this Agreement and consummate the transactions herein contemplated.

Section 2.2 Capitalization. The authorized capitalization of KAK consists of 100,000,000 shares of common stock, $0.0001 par value per share (the "KAK Common Stock"), and 1,000,000 shares of preferred stock, $0.01 per share par value (the "KAK Preferred Stock"), of which 10,000,000 shares of KAK Common Stock and no shares of KAK Preferred Stock are issued and outstanding. All issued and outstanding shares of KAK Common Stock have been duly authorized, validly issued and are fully paid and nonassessable, and none of such shares of KAK Common

Stock were issued in violation of the preemptive or other rights of any person or the provisions of any applicable law, rule or regulation.

Section 2.3 Subsidiaries. Except as set forth on Schedule 2.3, KAK does not have any subsidiaries and does not own, beneficially or of record, directly or indirectly, any equity securities or other securities issued by any other person, or any direct or indirect equity or ownership interest in any other business.

Section 2.4 Options and Warrants. Except as set forth on Schedule 2.4 attached hereto, there are no: (a) outstanding securities convertible into or exchangeable for any of KAK's capital stock; (b) outstanding options, warrants, calls or other rights, including rights to demand registration or to sell in connection with any registration by KAK under the Securities Act of 1933, as amended (the "Securities Act") to purchase or subscribe to capital stock of KAK or securities convertible into or exchangeable for capital stock of KAK; or (c) Contracts relating to the issuance, sale or transfer of any equity or other security of KAK, other than this Agreement. Neither KAK nor, to its knowledge, any holder of the KAK Common Stock is a party to any voting trust agreement or other Contract restricting or otherwise relating to voting or dividend rights with respect to the KAK Common Stock.

Section 2.5 Binding Obligation; No Default. Subject to approval by the stockholders of KAK of the transactions contemplated by this Agreement, KAK has duly taken all action necessary to authorize the execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby. Such execution, delivery and performance does not and will not (a) contravene, conflict with, or result in a violation of, or give any person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any law, rule, regulation, judgment, order, injunction, decree or ruling of any court, tribunal, arbitrator or governmental authority, domestic or foreign to which KAK, or any of its assets, may be subject; (b) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any person the right to revoke, withdraw, suspend, cancel, terminate, or modify, any license, permit or other authorization that is held by KAK or that otherwise relates to the business of, or any of the assets owned or used by, KAK; or (c) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract to which KAK is a party. This Agreement constitutes the legal, valid and binding obligation of KAK, enforceable against KAK in accordance with its terms.

Section 2.6 Compliance with Other Instruments, etc. Subject to approval by the stockholders of KAK of the transactions contemplated by this Agreement, neither the execution and delivery of this Agreement by KAK nor compliance by KAK with the terms and conditions of this Agreement will: (a) require KAK to obtain the consent of any governmental agency or any other person; (b) constitute a material default under any indenture, mortgage or deed of trust to which KAK is a party or by which it, or any of its properties may be subject; or (c) cause the creation or imposition of any Encumbrance on any of KAK's assets.

Section 2.7 Consents. Subject to approval by the stockholders of KAK of the transactions contemplated by this Agreement, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party is required to be made or obtained by

KAK in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

Section 2.8 Books and Records. The books of account and other financial records of KAK are complete and correct in all material aspects. The minute books of KAK, as previously made available to ARR and its legal counsel, contain records of all meetings and accurately reflect all other material corporate action of the stockholders, directors and any committees of the Board of Directors of KAK.

Section 2.9 Financial Statements. Schedule 2.9 (a) attached hereto are true, complete and correct copies of KAK's audited financial statements, including KAK's audited consolidated balance sheets as of December 31, 2000 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2000 and 2001 (the "KAK Audited Financial Statements"). The KAK Audited Financial Statements, together with the notes thereto, fairly present the financial position of KAK at December 31, 2000 and 2001, as the case may be, and the consolidated results of the operations and the changes in stockholders' equity and cash flows for KAK for the periods covered by the Audited KAK Financial Statements and have been prepared in accordance with GAAP consistently applied with prior periods. ARR has heretofore been furnished with true, complete and correct copies of the Audited KAK Financial Statements for the years ended December 31, 2000 and 2001 Schedule 2.9 (b) attached hereto are true, complete and correct copies of KAK's unaudited financial statements, including KAK's unaudited consolidated balance sheets as of February 28, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows. The KAK Unaudited Financial Statements, together with the notes thereto, fairly present the financial position of KAK at February 28, 2002 and the consolidated results of the operations and the changes in stockholders' equity and cash flows for KAK for the periods covered by the KAK Unaudited Financial Statements and have been prepared in accordance with GAAP consistently applied with prior periods.

Section 2.10 No Undisclosed Liabilities. Except as set forth in Schedule 2.10 attached hereto, since March 31, 1999, KAK does not have, any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not adequately reflected or reserved against on the KAK Financial Statements, except for liabilities and obligations incurred in the ordinary course of KAK's business and consistent with past practice and which, in any event, in the aggregate, would not have a Material Adverse Effect.

Section 2.11 Absence of Certain Changes. Except as set forth in Schedule 2.11 attached hereto, since March 31, 1999, KAK has not:

     (a) Suffered any material adverse change in its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), or reserves, and no event has occurred and no action has been taken by KAK or, to the knowledge of KAK, any other person, nor, to KAK's knowledge, is any such event or action contemplated or threatened, which might reasonably be expected to have a material adverse effect on the assets, the operations or condition (financial or otherwise) of KAK's business ("Material Adverse Effect"), except that no representation or warranty is made as to general economic conditions or matters affecting KAK's industry generally;

     (b) Suffered any material adverse change in its business, operations or prospects;

     (c) Experienced any shortage of raw materials or supplies;

     (d) Incurred any short-term or long-term liabilities or obligations (absolute, accrued, contingent or otherwise) except items incurred in the ordinary course of business and consistent with past practice, none of such short-term or long-term liabilities or obligations exceeds $10,000 individually, or $25,000 in the aggregate, (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased or changed any assumptions underlying or method of calculating, any bad debt, contingency or other reserves;

     (e) Paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the KAK Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the KAK Financial Statements;

     (f) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

     (g) Written down the value of any inventory in excess of $10,000 (including write-downs by reason of shrinkage or markdown) or written down or written off as uncollectible any notes or accounts receivable in excess of $10,000;

     (h) Canceled any debts or waived any claims or rights in excess of $10,000;

     (i) Sold, transferred or otherwise disposed of any of its properties or assets in excess of $10,000 (real, personal or mixed, tangible or intangible);

     (j) Disposed of or permitted to lapse any rights to the use of any Patent or Trade Name necessary to permit KAK to conduct its business or develop its products, or disposed of or disclosed to any person, other than representatives of ARR, any Proprietary Information or Technical Information not theretofore a matter of public knowledge necessary to permit KAK to conduct its business or develop its products;

     (k) Granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) other than in the ordinary course of business and consistent with past practice, or any increase in the compensation (including, without limitation, salary and bonus) payable or to become payable to any officer or key employee;

     (1) Made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $10,000 for additions to property, plant, equipment or intangible capital assets;

     (m) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of KAK;

     (n) Made any change in any method of accounting or accounting practice;

     (o) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any "Affiliate" or "Associate" of KAK as such terms are defined in Rule 405 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act, or any officer, director or stockholder of KAK (collectively, "Affiliates" or individually, an "Affiliate");

     (p) Made any gifts, or sold, transferred or exchanged any property of any material value for less than the fair value thereof;

     (q) Suffered any material casualty loss or damage (whether or not covered by insurance); or

     (r) Agreed, whether in writing or otherwise, to take any action described in this Section 2.11.

Section 2.12 Plant and Equipment. The material plants, buildings, fixtures, structures and equipment owned, leased or used by KAK are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put.

Section 2.13 Leases. Except as set forth in Schedule 2.13 hereto, each lease pursuant to which KAK leases real property or any material item of personal property is valid and in full force and effect, there are no existing material defaults by KAK thereunder, and, to the knowledge of KAK, no event has occurred which (with notice, lapse of time or both) would constitute a default thereunder by any party to such leases. Except as set forth on Schedule 2.13 hereto, KAK is presently in compliance in all material respects with all laws, rules, regulations and ordinances relating to zoning and land use restrictions which are applicable to any portion of the land subject to each such real property lease. Except as set forth on Schedule 2.13 hereto, no consent is required from the lessor under any lease of each such real or personal property prior to the consummation of the transactions contemplated hereby.

Section 2.14 Tax Returns. KAK has: (a) filed or has caused to be filed all federal, state and local and all material foreign, territorial, franchise, income, sales, gross receipts and all other tax returns and statements required to be filed by KAK or on its behalf and which were due prior to the date of this Agreement (the "Tax Returns and Statements"); (b) paid within the time and in the manner prescribed by law all Taxes (as defined below), due for all periods ending on or prior to the date of this Agreement, except with respect to Taxes which are immaterial in amount and the failure to so pay or file would not result in material penalties and would not have a Material Adverse Effect; and
(c) established adequate reserves for the payment of all unpaid Taxes as of the date of the KAK Financial Statements. The Tax Returns and Statements are true, complete and accurate, in all material respects. No tax assessment or deficiency has been made against KAK nor has any notice been given of any actual or proposed assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside. Except as set forth in such Tax Returns and Statements, the Tax Returns and Statements are not presently, nor have they since KAK's inception been, the subject of any audit or other administrative or court proceeding by any federal, territorial, state, local or foreign governmental agency. KAK has not received any notice that any of the Tax Returns and Statements is now being or will be examined or audited, and no consents extending any applicable statute of limitations have been filed.

For purposes of this Agreement, "Taxes" shall mean any and all taxes, payroll and employment related taxes, levies, assessments, charges or other fees, together with any interest, penalties or other additions, imposed by any governmental authority upon ARR or KAK, as the case may be.

Section 2.15 Transactions with Affiliates. Except as described in the Commission Filings or in Schedule 2.15 attached hereto, no Affiliate of KAK has any interest, directly or indirectly, in any Contract to which KAK is a party, or any interest in any competitor supplier or customer of KAK. KAK is not indebted, directly or indirectly, to any Affiliate of KAK, for any liability or obligation, whether arising by reason of stock ownership, contract, oral or written agreement or otherwise. No Affiliate is indebted, directly or indirectly, to KAK . No employee of KAK is indebted to KAK.

Except as described in the Commission Filings, no Affiliate: (a) is a party to any Contract with KAK pursuant to which it directly provides material services to KAK; or (b) is a party to any Contract with a third party, to which KAK is not a party, but under which KAK receives any material amount of goods or services from said third party. All goods and services provided to KAK by any of its Affiliates and all goods and services provided to any of its Affiliates by KAK, at any time since KAK's inception have been charged to the recipient at a price that would have been acceptable to an unrelated third party receiving such goods and services in an arm's length transaction with the provider. Section
2.16 Contracts and Commitments. Except as described in the Commission Filings:

     (a) KAK has not entered into any Contracts which, individually or in the aggregate, are material to its business, operations or prospects, or which require the making of any charitable contribution;

     (b) No purchase contracts or commitments of KAK continue for a period of more than 30 days or are in excess of the normal, ordinary and usual requirements of its business or, to the knowledge of KAK, at any excessive price;

     (c) KAK has not entered into any Contracts pursuant to which KAK is, as of the date hereof, required to obtain or maintain, on behalf of itself or any of its directors, officers or employees, any facility or personnel security clearances from the U.S. Department of Defense or any other agency of the U.S. Government or any comparable agency of any other government;

     (d) There are no outstanding sales contracts, purchase orders, commitments or proposals of KAK which continue for a period of more than 30 days or will likely result in any loss to KAK upon completion or performance thereof;

     (e) KAK has not entered into any outstanding Contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives or suppliers that are not cancelable by any of the them on notice of not longer than 30 days and without liability, penalty or premium, or any agreement or arrangements providing for the payment of any bonus or commission based on sales or earnings;

     (f) KAK has not entered into any outstanding employment Contract that contains any severance or termination pay liabilities or obligations;

     (g) KAK is not a party to any collective bargaining agreement or other Contract with any labor organization;

     (h) KAK is not restricted by agreement from carrying on its business anywhere in the world;

     (i) KAK has not incurred any outstanding debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others other than as reflected on the KAK Financial Statements;

     (j) KAK is not a party to any Contract, subcontract or agreement with the U.S. Government or any agency or instrumentality thereof, or with any foreign, territorial or state government or any agency or instrumentality thereof; and

     (k) KAK has not entered into any outstanding loan with or to any person other than (i) as reflected on the KAK Financial Statements and (ii) for amounts not more than $5,000 to any individual and $25,000 in the aggregate.

Section 2.17 Compliance with Contracts; Delivery of Certain Contracts. KAK is not in default under any material Contract, commitment, obligation or agreement, including, without limitation, those listed in Schedules 2.13, 2.16 and 2.30 hereto or as described in the Commission Filings, except for those which would not have a Material Adverse Effect, and no act or omission by KAK has occurred which, with notice or lapse of time or both, would constitute such a default under any term or provision of any such Contract or agreement. Each of the agreements referred to in Schedules 2.13, 2.16 and 2.30 hereto or as described in the Commission Filings is valid and in full force and effect. To the knowledge of the KAK, no party is in default under any agreement referred to in Sections 2.13, 2.16 and 2.30 hereto or as described in the Commission Filings, and, no act or omission has occurred by any party which, with notice or lapse of time or both, would constitute such a default under any term or provision thereof.

Section 2.18 Insurance. All existing policies of fire, liability, worker's compensation and all other forms of insurance owned or held by, or covering the business, properties or assets of, KAK, are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received by KAK with respect to any such policy. Such policies will remain in full force and effect through the respective dates set forth on Schedule 2.18 without additional premiums being paid or properly accrued as an additional liability. Schedule 2.18 also: (a) describes all products liability claims made since KAK's inception, and all other claims (except medical and dental) pending or made since KAK's inception under such insurance policies; and (b) identifies all types of insurable risks which KAK and its Board of Directors has designated as being self insured. To the knowledge of KAK, except as set forth in Schedule 2.18, KAK has not been turned down at any time since the inception of KAK for any insurance with respect to its assets or operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three (3) years.

Section 2.19 Labor Difficulties. Except as described in the Commission Filings or as described in Schedule 2.19 attached hereto:

     (a) No employee of KAK is in violation of, or has threatened any violation of, any material term of any employment contract or any other Contract relating to the relationship of such employee with KAK or any other party, including any employee handbook and/or personnel policy manual of KAK except for violations which would not, individually or in the aggregate, have a Material Adverse Effect;

     (b) KAK has complied in all material respects with each and every term, provision, section and part of any written employment Contract, including any employee handbook and/or personnel policy manual, that KAK has or has had with any individual who has performed work for KAK;

     (c) There is no unfair labor practice charge or similar charge, complaint, allegation or other process or claim pending or, to the knowledge of KAK, threatened against KAK before the National Labor Relations Board (the "NLRB") or any other foreign, federal, territorial, state or local governmental agency or other entity;

     (d) There is no labor dispute, strike, slowdown, work stoppage or other job action pending or, to the knowledge of KAK, threatened against or otherwise affecting KAK;

     (e) No petition for election or similar charge, complaint, allegation or other process or claim is pending or, to the knowledge of KAK, threatened against KAK before the NLRB, any region of the NLRB, or any other foreign, federal, territorial, state or local governmental agency or other entity, and no organizing campaign or other effort is underway or, to the knowledge of KAK, threatened by any labor organization to organize any employees of KAK;

     (f) KAK has not experienced any labor dispute, strike, slowdown, work stoppage, or other job action since its inception; and

     (g) There is not pending or, to the knowledge of KAK, threatened against KAK any complaint, charge, allegation or other process or claim whatsoever, other foreign, than those which would not, individually or in the aggregate, have a Material Adverse Effect: (i) alleging any violation of the Occupational Safety and Health Act or any other foreign, federal, territorial, state or local law governing health and/or safety in the workplace; (ii) seeking compensation, benefits and/or penalties pursuant to any Workers' Compensation Act or similar law (including the laws of any foreign country having jurisdiction over KAK);
(iii) seeking any compensation or benefits pursuant to any Unemployment Insurance Act or similar law (including the laws of any foreign country having jurisdiction over KAK); (iv) alleging any violation of the Immigration Reform and Control Act of 1986 or any similar law (including the laws of any foreign country having jurisdiction over KAK); (v) alleging any violation of the Fair Labor Standards Act or any other foreign, federal, territorial, state or local law governing wage and/or hour issues; (vi) alleging any violation of any foreign, federal, territorial, state or local child labor law; and/or (vii) alleging any other foreign, federal, territorial, state or local law relating to or governing employment or labor matters.

Section 2.20 Litigation. Except as described in the Commission Filings:

     (a) There is no pending or, to the knowledge of KAK, threatened complaint, charge, claim, action, suit or arbitration proceeding before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal or any investigation or inquiry before any federal, territorial, state, municipal, foreign or other court or governmental or administrative body or agency against, relating to or affecting (i) KAK or any director, officer, agent or employee thereof in his or her capacity as such, (ii) the assets, properties or business of KAK, or (iii) the transactions contemplated by this Agreement, nor, to the knowledge of KAK, is there any basis for any such complaint, charge, claim, action, suit, arbitration proceeding, investigation or inquiry which could have an adverse effect on the assets, property, business or prospects of KAK;

     (b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting KAK or, to the knowledge of KAK, any officer, director, employee or agent thereof from conducting or engaging in any aspect of the business of KAK, or requiring KAK or, to the knowledge of KAK, any officer, director, employee or agent thereof to take certain action with respect to any aspect of the business of KAK which could reasonably be anticipated to have a Material Adverse Effect; and

     (c) KAK is not in violation of or default under any applicable order, judgment, writ, injunction or decree of any federal, territorial, state, municipal, foreign or other court or regulatory authority.

Section 2.21 No Condemnation or Expropriation. Neither the whole nor any portion of the leaseholds or any other assets of KAK is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of KAK, has any such condemnation, expropriation or taking been proposed.

Section 2.22 Compliance with Law. The operations of KAK have been conducted in accordance with all applicable laws, regulations and other requirements of all foreign and national governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof having jurisdiction over KAK, including, without limitation, all such laws, regulations, ordinances and requirements relating to environmental, antitrust, consumer protection, labor and employment, zoning and land use, currency exchange, immigration, health, occupational safety, pension, securities, defense procurement and trading with the enemy matters. KAK has not received any notification since its inception of any asserted present or past failure by KAK to comply with such laws, regulations, ordinances or requirements. KAK has all permits, authorizations and consents necessary for the operation of its business except for those which the failure to have would not, individually or in the aggregate, have a Material Adverse Effect.

Section 2.23 Environmental Compliance.

A. For purposes of this Section 2.23, the following terms shall have the meanings set forth below:

     (a) "Premises" means any property or facility KAK owns, operates or leases which relate to the business of KAK or which constitute any of the KAK Assets (as defined hereinafter);

     (b) "Hazardous Substance" means, at any time, any substance, material, chemical or waste the presence of which requires investigation or remediation under, or which is or becomes regulated by, any federal, state or local governmental authority due to its properties of being toxic, hazardous, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, or mutagenic, including, without limitation, any material, waste, chemical or substance which is: (i) defined as a "hazardous," "extremely hazardous" or "restricted hazardous" waste, material or substance under the laws of the governmental jurisdiction where the Premises are located and/or to which the Premises are subject; (ii) petroleum or a petroleum product, including, without limitation, gasoline and diesel fuel; (iii) asbestos or asbestos containing;
(iv)  polychlorinated  biphenyls;  (v)  designated  as a  "hazardous  substance"
pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 1251 et seq. (33 U.S.C. Sec1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Sec1317); (vi) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. Sec6903); or (vii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sec9601 et seq. ("CERCLA") (42 U.S.C. Sec9601);

     (c) "Hazardous Materials Law" means any foreign, national, territorial, state, province or local statute, ordinance, order, rule or regulation of any type, relating to pollution or the protection of worker safety, public safety, human health, natural resources, or the environment, including laws, statutes, ordinances, rules or regulations relating to the emission, discharge, release or threatened release, of pollutants, contaminants or Hazardous Substances into ambient air, surface water, ground water or land, or remediation or removal thereof, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or Hazardous Substances, including without limitation those statutes and regulations referred to in Subparagraph (b) above, the Occupational Health and Safety Act (29 U.S.C. Sec651 et seq.); and

     (d) "Loss" means any and all of the following, whether the result of any action of any governmental agency or a third party liabilities; penalties; forfeitures; suits; losses; damages; expenses; debts; obligations; claims; fines or civil liability for violation of any Hazardous Materials Law; costs (including the costs of investigation, defense, settlement and attorneys' and other professional fees whether or not litigation is instituted); or, costs and capital expenditures required for compliance with Hazardous Materials Law.

B. Except as described in the Commission Filings:

     (a) KAK has obtained, and is in full compliance with, all material permits, licenses or other authorizations which are required under any Hazardous Materials Law for the operations of the business of KAK;

     (b) KAK is not aware of any material past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with, or prevent continued compliance by KAK with, any Hazardous Materials Law, or which may give rise to Loss to KAK based on or related to any Hazardous Materials Law;

     (c) KAK has not entered into any agreement with any governmental authority or agency, or with any private entity, including, but not limited to, any prior owners of Premises, relating in any way to violation of any Hazardous Materials

Law, or to the presence, release, threat of release, disposal, placement on, under or about any Premises of Hazardous Substances;

     (d) KAK has not discovered or caused, and to the knowledge of KAK, no other person has discovered or caused, any discharge, emission, disposal or release of Hazardous Substances on the Premises, on property formerly owned, operated or leased by KAK or on the property of any third party;

     (e) KAK has not discovered, and to the knowledge of KAK, no other person has discovered, any occurrence or condition on the Premises or on any real property in the vicinity of the Premises, which could cause the Premises to be subject to any restrictions on the ownership, occupancy, transferability or use under any Hazardous Materials Law;

     (f) KAK has not manufactured, stored or disposed of Hazardous Substances at
any  location,   including,  without  limitation,  any  disposal  which  was  in compliance with any Hazardous Materials Law;

     (g) KAK does not use or maintain any underground storage tanks or surface impoundments on the Premises and, to the knowledge of KAK, no underground storage tanks or surface impoundments are now, or ever have been, located on the Premises; and

     (h) KAK has not received notice of any lien in favor of any governmental authority for: (i) any liability under any Hazardous Materials Law; or (ii) damages arising from or costs incurred by such governmental authority in response to a release of Hazardous Substances into the environment, nor has any such lien ever been filed or attached to the Premises.

Section 2.24 Employee Benefits. Except for the plans, agreements, arrangements and practices as described in the Commission Filings (collectively, the "Employment Plans").

     (a) Neither KAK nor any Affiliate of KAK, maintains or contributes to, or is obligated or required to contribute to, any bonus, deferred compensation, severance or termination pay, pension, profit sharing, stock purchase, stock grant, stock option, group life insurance, health care, hospitalization insurance, disability, retirement or any other employee benefit or fringe benefit plan, agreement, arrangement or practice, whether formal or informal and whether legally binding or not, which covers employees of KAK Neither KAK nor any Affiliate has any commitment, whether formal or informal and whether legally binding or not, to create or contribute to any additional such plan.

     (b) Each Employment Plan, including each Employment Plan which is an "employee pension benefit plan," as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Pension Plans"), or an "employee welfare benefit plan," as such term is defined in Section 3(l) of ERISA (the "Welfare Plans"), in all respects conforms to, and is and has been operated in compliance with, applicable law, including, but not limited to, ERISA and the Code.

     (c) Neither KAK nor any Affiliate, nor any of the Pension Plans, nor any of the Welfare Plans nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) which might subject KAK to any material liability or civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

     (d) Full payment has been duly made or reserved for by KAK of all amounts that KAK or any Affiliate is required under the terms of all Employment Plans to pay as contributions to such Employment Plans, with respect to employees of KAK covered by such Plans, on or prior to the Closing Date.

     (e) None of the Pension Plans is a "multi employer plan," as such term is defined in Section 3(37) of ERISA.

     (f) Neither KAK nor any Affiliate nor, to the knowledge of KAK, any administrator or fiduciary of any Pension Plan or Welfare Plan has engaged in any transaction or acted or failed to act in a manner which could subject KAK to any liability for a breach of fiduciary duty under ERISA.

     (g) Neither KAK nor any Employment Plan is obligated to make payment of post retirement life, accidental death, medical or disability insurance benefits of any type, excluding for this purpose the provision of any such benefits as a result of an individuals exercise of his or her conversion rights under the Consolidated Omnibus Budget Reconciliation Act of 1986, to, or with respect to, any former employee of KAK.

Section 2.25 Absence of Questionable Payments. Neither KAK nor, to the knowledge of KAK, any of its directors, officers, agents, employees or other persons acting on KAK's behalf or for KAK's benefit has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds for such purpose under any foreign, national, territorial, state, province or local statute, ordinance, order, rule or regulation of any type. Neither KAK nor, to the knowledge of KAK, any of its directors, officers, agents, employees or other persons acting on its behalf or for KAK's benefit has accepted or received any unlawful contributions, payments, gifts or expenditures under any foreign, national, territorial, state, province or local statute, ordinance, order, rule or regulation of any type.

Section 2.26 Personnel. KAK has delivered to ARR a true and complete list of the wage rates for all non salaried and salaried employees of KAK by classification.

Section 2.27 Real Property Holding Corporation. KAK is not a U.S. Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

Section 2.28 Accuracy of Information Furnished. No representation or warranty by KAK contained in this Agreement or in respect of the exhibits, schedules or documents delivered to ARR Parties by KAK and expressly referred to herein, and no statement contained in any certificate furnished or to be furnished by or on behalf of KAK pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain as of the date such representation or warranty is made or such certificate is or will be furnished, and as of the Closing Date, any untrue statement of a material fact, or omits, or will omit to state as of the date such representation or warranty is made or such certificate is or will be furnished, any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. True and correct copies of each agreement and other document referred to in the schedules hereto have been furnished by KAK to ARR Parties.

Section 2.29 Intellectual Property and Technology Licenses. KAK neither owns nor licenses any Intellectual Property, and KAK is not a party to any Technology Licenses. KAK has not, nor to the knowledge of KAK, has it been alleged to have, infringed upon any Intellectual Property or misappropriated or misused any Proprietary Information or Technical Information of any other party entitled to legal protection. KAK has never asserted any claim of infringement, misappropriation or misuse of any Intellectual Property or Proprietary Information or Technical Information necessary to permit KAK to conduct its business and develop its products or services.

Section 2.30 Real Properties. Included in the Commission Filings is an accurate and complete list of all real property owned by KAK, together with a description of every Encumbrance in such real property. Except as described in the Commission Filings, KAK is presently in compliance in all material respects with all laws, rules, regulations and ordinances relating to zoning and land use restrictions which are applicable to any portion of the land subject to the real property. Except as described in the Commission Filings, no consent is required from the lessor under any lease of real property described in the Commission Filings prior to the consummation of the transactions contemplated hereby.

Section 2.31 Title and Related Matters. KAK has good and marketable title to and is the sole and exclusive owner of all of the properties and assets, inventory, interests in properties and assets, real and personal, including the Intellectual Property which are reflected in the most recent KAK Financial Statements and the KAK Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business) (collectively, "KAK Assets"), free and clear of all Encumbrances except: (a) statutory liens or claims not yet delinquent;
(b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the KAK Schedules. Except as set forth in the KAK Schedules, KA owns free and clear of any Encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying Proprietary Information and Technical Information, and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with KAK's business. Except as set forth in the KAK Schedules, no third party has any right to, and KAK has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, service, or Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the business, operations or financial condition of KAK or any material portion of its properties, assets or rights.

Section 2.32 Title to the KAK Stock. Upon issuance and delivery to ARR Stockholders of the certificates for the KAK Stock described in Section 3.1 of this Agreement, ARR Stockholders shall receive good and marketable title to the KAK Stock, all of the KAK Stock shall be received by ARR Stockholders as validly issued, fully paid and nonassessable, free and clear of all Encumbrances (other than any restrictions generally imposed by federal, corporate or territorial securities laws or as otherwise provided for in this Agreement).

Section 2.33 Compliance With Exchange Act. As of the Closing, KAK shall be current in all filings required to be tendered to the Commission pursuant to the

Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Commission Filings were or shall be, as the case may be, prepared in accordance and complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be. None of such forms, reports and statements, including, without limitation, any financial statements, exhibits and schedules included therein and documents incorporated therein by reference, at the time filed, or declared or it became effective, as the case may be, contained, or now contains, and at the Closing Date, will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.34 Securities Warranties. With respect to the securities of KAK to be transferred and delivered by ARR Stockholders to KAK pursuant to Section 3.1 hereof, KAK hereby represents and warrants to ARR that:

     (a) The ARR Stock is being acquired for the account of KAK and not with a view to sale in connection with any distribution of the ARR Stock;

     (b) KAK is acquiring the ARR Stock hereunder without having received any form of general solicitation or general advertising;

     (c) KAK or its representative, if any, have been provided with, or given reasonable access to, full and fair disclosure of all material information concerning ARR;

     (d) KAK or its Affiliates has a preexisting personal or business relationship with ARR or certain of its officers, directors or controlling persons, or by reason of its business or financial experience, KAK could reasonably be assumed to have the capacity to represent his own interests in connection with this Agreement;

     (e) KAK understands and hereby acknowledges that the ARR Stock will be issued pursuant only to those restrictions imposed by and exemptions available pursuant to applicable federal and state laws and that the certificates to be issued in respect of the ARR Stock may bear a legend in a form satisfactory to counsel for ARR; in part, ARR's reliance upon such exemptions is based on the representations and warranties made by KAK in this Section 2.33;

     (f) KAK agrees that the certificates to be issued in respect of the ARR Stock may bear a legend in a form satisfactory to counsel for ARR reflecting the status of the ARR Stock as restricted securities under Rule 144(a)(3) promulgated under the Securities Act and acknowledges that the transfer agent or registrar for ARR may be instructed to restrict the transfer of the ARR Stock in accordance with such legend and any other restrictions provided in this Agreement;

     (g) KAK hereby agrees that KAK will not sell, transfer, hypothecate, pledge, assign or otherwise dispose of any of the ARR Stock, except pursuant to the terms of this Agreement and to a registration statement filed under the provisions of the Securities Act, a favorable no-action or interpretive letter received from the Commission or an opinion of counsel satisfactory to ARR that such sale, transfer, hypothecation, pledge, assignment or other disposition will not violate the registration requirements of the Securities Act, and does not in any way violate the terms of this Agreement;

     (h) KAK hereby acknowledges that: (i) the shares of ARR Stock referred to herein are being acquired after adequate investigation of the business plan and prospects of ARR; (ii) that KAK is not relying upon the accuracy of any predictions as to the future prospects or developments of ARR or its business and is well informed as to the business of ARR and has reviewed its operations and financial statements; (iii) KAK or its professional advisors have discussed the financial condition and business operations of ARR with the officers, directors and principal stockholders of ARR and has been afforded the opportunity to ask questions with respect thereto; and (iv) KAK specifically acknowledges that the shares of ARR Stock are speculative and involve a very high degree of risk and that there can be no assurance that ARR will achieve its business objectives or, in particular, that it will ever have cash available for distribution to its stockholders.

     (i) Upon transfer and delivery to the ARR Stockholders of the certificates for the KAK Stock described in Section 3.1 of this Agreement, KAK hereby represents and warrants that the ARR Stockholders shall receive good and marketable title to the KAK Stock, all of such KAK Stock shall be received by the ARR Stockholders as validly issued, fully paid and nonassessable, free and clear of all Encumbrances (other than any restrictions generally imposed by federal, corporate or territorial securities laws or as otherwise provided for in this Agreement); and

     (j) KAK expressly consents to the transactions contemplated by this Agreement, and expressly waives any and all dissenters' or appraisal rights in connection with the issuance and delivery of the KAK Stock to the ARR Stockholders.

Section 2.35 KAK Schedules. KAK shall cause the KAK Schedules and the instruments to be delivered by KAK hereunder to be updated after the date hereof up to and including the Closing Date.

                                   ARTICLE III
                                     CLOSING

Section 3.1 Purchase and Sale. Upon the terms and subject to the conditions contained herein, at the Closing, each of the ARR Stockholders shall sell, convey, transfer, assign and deliver to KAK, and KAK shall purchase and accept from ARR Stockholders, all of the ARR Common Stock owned by such ARR Stockholders, free and clear of any and all Encumbrances. As consideration for the transfer of each share of ARR Common Stock, KAK shall issue to the holders of the ARR Common Stock, 40,000,000 shares of KAK Common Stock (the " KAK
Stock"), free and clear of any Encumbrances, pursuant to the terms and conditions of Sections 4.9 of this Agreement.

Section 3.2 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be March 7, 2002, or on a date and at such time as the parties may agree ("Closing Date"), prior to which the consummation of the transactions contemplated hereby may not be effectuated.

Section 3.3 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. However, in no event shall the Closing occur without the satisfaction or waiver of the conditions set forth in Sections 5 and 6 of this Agreement.

Section 3.4 Termination.

     (a) This Agreement may be terminated by KAK or by ARR Parties at any time prior to the Closing Date if:

          (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such boards of directors, made in good faith and based on the advice of their legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

          (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such boards of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the merger and consolidation.

In the event of termination pursuant to this paragraph (a) of Section 3.4, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

     (b) This Agreement may be terminated at any time prior to the Closing Date by action of the Board of Directors of KAK, if ARR Parties shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of ARR Parties contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (b) of Section 3.4, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder; and

     (c) This Agreement may be terminated at any time prior to the Closing Date by ARR if KAK shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of KAK contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (c) of Section 3.4, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

                                   ARTICLE IV
                                SPECIAL COVENANTS

Section 4.1 Access to Properties and Records. KAK and ARR Parties will each afford the other or their respective authorized representatives, full access to the properties, books and records of KAK and ARR Parties, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it or he shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of KAK, and ARR Parties, as the case may be, as the other shall from time to time reasonably request.

Section 4.2 Availability of Rule 144. Each of the parties acknowledge that the KAK Stock to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the Securities Act. KAK is under no obligation, except as set forth herein, to register such shares under the Securities Act. Notwithstanding the foregoing, however, KAK will use its best efforts to: (a) make publicly available on a regular basis not less than semi-annually, business and financial information regarding KAK so as to make available to the stockholders of KAK the provisions of Rule 144 pursuant to subparagraph (c)(1) thereof; and (b) within ten (10) days of any written request of any stockholder of KAK, KAK will provide to such stockholder written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The covenants set forth in this Section
4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

Section 4.3 Information for KAK Registration Statement and Public Reports. ARR Parties will furnish KAK with all information concerning the ARR Parties, including all financial statements, required for inclusion in any registration statement or public report required to be filed by KAK pursuant to the Securities Act, the Exchange Act or any other applicable federal or state law. Each of ARR Parties represents and warrants to KAK that, to the best of his knowledge and belief, all information so furnished for either such registration statement or other public release by KAK, including the financial statements described in Section 1.9, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

Section 4.4 Special Covenants and Representations Regarding the KAK Stock and the ARR Stock. The consummation of this Agreement and the transactions herein contemplated, including the issuance and delivery of the KAK Stock to ARR
Parties and the transfer and delivery of the ARR Stock to KAK, as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, inter alia, upon the circumstances under which ARR Parties and KAK acquire such securities.

Section 4.5 Third Party Consents. KAK and ARR Parties agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

Section 4.6 Actions Prior to Closing.

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the KAK or ARR Schedules or as permitted or contemplated by this Agreement, KAK, and the ARR Parties, respectively, will each:

          (i) carry on its business in substantially the same manner as it has heretofore;

          (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

          (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

          (iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

          (v) use its reasonable commercial efforts to maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

          (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

     (b) From and after the date of this Agreement until the Closing Date, KAK and the ARR Parties shall have the right to terminate this Agreement in the event that the other party shall, prior to the Closing Date:

          (i) except as otherwise specifically set forth herein, make any change in their respective certificates or articles of incorporation or bylaws;

          (ii) take any action described in Section 1.11 in the case of ARR, or in Section 2.11, in the case of KAK (all except as permitted therein or as disclosed in the applicable party's schedules); or

          (iii) enter into or amend any Contract, agreement or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any Contract, agreement or other instrument in the ordinary course of business involving the sale of goods or services.

Section 4.7 Indemnification.

     (a) Each of the ARR Parties, jointly and severally, hereby agrees to indemnify KAK and each of the officers and directors of KAK as of the date of execution of this Agreement and as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

     (b) KAK hereby agrees to indemnify ARR Parties and each of the officers and directors of ARR as of the date of execution of this Agreement and as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this Paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

Section 4.8 Directors and Officers. Immediately following the Closing, the members of the Board of Directors and the executive officers of KAK shall be the persons who shall serve in the positions, as described in Schedule 4.8 attached hereto.

Section 4.9 Certain Agreements of KAK and KAK Principal Stockholders. The parties acknowledge that KAK is currently incorporated in the State of Delaware. KAK represents and warrants that the shares of KAK Stock may not lawfully be issued until such time that such shares are deemed to be fully paid.

Section 4.10 Issuance of KAK Stock.

     (a) At the Closing, ARR Stockholders shall transfer, assign and deliver to KAK the ARR Stock. KAK shall issue and deliver to ARR Stockholders 40,000,000 KAK shares.

Section 4.11 Registration Rights. The KAK Stock shall have the and "piggyback" registration rights set forth in Schedule 4.11 hereto.

                                    ARTICLE V
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                     OF KAK

The obligations of KAK under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.1 Accuracy of Representations. The representations and warranties made by ARR Parties in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made as of the date of this Agreement (except for changes therein permitted by this Agreement), and ARR Parties shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by ARR Parties prior to or at the Closing. KAK shall be furnished with a certificate, signed by ARR Parties dated the Closing Date, to the foregoing effect.

Section 5.2 Officer's Certificate. KAK shall have been furnished with a certificate dated the Closing Date and signed by duly authorized officers of ARR and the ARR Stockholders to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the knowledge of the ARR Parties, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the ARR Schedules, by or against the ARR Parties, which might result in any material adverse change in any of the assets, properties, business or operations of ARR, in the form of Schedule 5.2.

Section 5.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of ARR.

Section 5.4 Other Items. KAK shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as KAK may reasonably request.

                                   ARTICLE VI
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF ARR

The obligations of ARR under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.1 Accuracy of Representations. The representations and warranties made by KAK in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the date of this Agreement, and KAK shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by KAK prior to or at the Closing. ARR shall have been furnished with a certificate, signed by a duly authorized executive officer of KAK and dated the Closing Date, to the foregoing effect.

Section 6.2 Officer's Certificate. ARR shall have been furnished with a certificate dated the Closing Date and signed by duly authorized officers of KAK to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of KAK, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the KAK Schedules, by or against KAK, which might result in any material adverse change in any of the assets, properties, business or operations of KAK, in the form of Schedule 6.2.

Section 6.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of, KAK.

Section 6.4 Other Items. ARR shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as it may reasonably request.

                                   ARTICLE VII
                                  MISCELLANEOUS

Section 7.1 Brokers and Finders. Except as set forth in Schedule 7.1, neither KAK nor ARR Parties, nor any of their respective officers, directors, agents or employees has employed any investment banker, broker or finder, or incurred any liability on behalf of KAK or ARR Parties, as the case may be, for any investment banking fees, brokerage fees, commissions or finders' fees, in connection with the transactions contemplated by this Agreement. The parties each agree to indemnify the other against any other claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.2 Choice of Law. This Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario. Any dispute arising under this Agreement shall be resolved exclusively in the federal or provincial courts of the Province of Ontario.

Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by overnight mail, registered mail or certified mail, postage prepaid, or by prepaid telegram, or when telecopied and followed by confirmation copy hand delivered or sent by first class mail, addressed as follows:

If to KAK, to:                      KAKKIMON ACQUISITIONS CORP
                                    176 John Street
                                    Hollywood Suite
                                    Toronto M5T 1XE. Ontario
                                    Att'n : Milton Klyman
                                    Chief Executive Officer
                                    Telephone no. (416) 593-0859
                                    Facsimile no. (416) 979-9734

With copies to:                     ___________________________
                                    ___________________________
                                    ___________________________
                                    ___________________________
                                    Att'n: ________________, Esq.
                                    Telephone no. (___) ________
                                    Facsimile no. (___) _________


If to ARR Parties, to:              ARROW LOGISTICS LIMITED
                                    Att'n: ________________________
                                    _______________________________
                                     Eddy Cheng
                                    Chief Executive Officer
                                    Telephone no. (416) 721-5336
                                    Facsimile no. (___) _________

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

Section 7.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except:
(a) to the extent such data is a matter of public knowledge or is required by law to be published; and (b) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 7.7 Third Party Beneficiaries. This Agreement is solely among KAK and ARR Parties and as otherwise as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein.

Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the consummation of the transactions herein contemplated until the executory provisions of this Agreement shall be completed.

Section  7.10   Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 7.12 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

Section 7.13 Expenses. Each of the parties to this Agreement shall bear all of its own expenses incurred by it in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

Section 7.14 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 7.15 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 7.16 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

Section 7.17 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 7.18 Failure of Conditions; Termination. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, the parties, or any one of them, have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

Section 7.19 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 7.20 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) has been afforded the opportunity to negotiate as to any and all terms hereof; and (d) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and entered into as of the date first written above.

("ARR")

Arrow Logistics Limited
 an Ontario corporation

By: /s/ Milton Klyman

("KAK Parties")

Kakkimon Acquisition Corp.
 a Delaware corporation


By: /s/

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